UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2811 Airpark Drive
Santa Maria,	California	93455
(Address of principal executive offices)		(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2021 (the “Closing Date”), Landec Corporation (the “Company”) and its wholly owned subsidiary, Curation Foods, Inc. (“Curation” and together with the Company, the “Sellers”), and Taylor Farms Retail, Inc. (“Taylor Farms” and together with the Sellers, the “Parties”) completed the sale (the “Eat Smart Disposition”) of Curation’s Eat Smart business, including its salad and cut vegetable businesses (the “Business”), pursuant to the terms of an asset purchase agreement executed by the Parties on December 13, 2021 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Taylor acquired the Business for a purchase price of $73.5 million in cash, subject to a post-closing adjustment based upon net working capital at closing. As part of the Eat Smart Disposition, Taylor Farms acquired, among other assets related to the Business, the manufacturing facility and warehouses (and corresponding equipment) located in Bowling Green, Ohio and Guadalupe, California, as well as inventory, accounts receivable and accounts payable, intellectual property and information of the Business, and assumed certain executory obligations under the Company’s and Curation’s outstanding contracts related to the Business, in each case, subject to the terms of the Asset Purchase Agreement.

Following the Eat Smart Disposition, Curation has retained its O Olive and Yucatan businesses and its rights and interests in BreatheWay, and the Company retains its Lifecore Biomedical business.

The Asset Purchase Agreement contains customary representations, warranties and covenants. The Sellers and Taylor Farms have agreed to indemnify the other for losses arising from certain breaches of the Asset Purchase Agreement and for certain other liabilities, subject to limitations set forth in the Asset Purchase Agreement. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the Parties and may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties under the Asset Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Asset Purchase Agreement and information regarding the subject matter thereof may change after the date of the Asset Purchase Agreement.

Neither the Company nor any of its affiliates (including Curation), nor any director or officer of the Company or any of its affiliates (including Curation), nor any associate of any such director or officer, has any material relationship with Taylor Farms. The terms of the Asset Purchase Agreement, including the purchase price, were determined by arm’s length negotiations between the Parties.

In connection with the entry into the Asset Purchase Agreement, the Sellers also entered into a transition services agreement with Taylor Farms, pursuant to which the Sellers have agreed to provide certain transition services associated with the Business for up to six months following the Closing Date, in exchange for certain fees and reimbursements.

The Company used net proceeds from the Eat Smart Disposition to repay $67.9 million in borrowings under the Company’s existing credit agreements.

The foregoing descriptions of the Eat Smart Disposition and the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 relating to the Eat Smart Disposition is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(b)     Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)     Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 13, 2021, by and among Landec Corporation, Curation Foods, Inc. and Taylor Farms Retail, Inc.*
99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 29, 2021 and Consolidated Statements of Comprehensive Loss (Income) for the Fiscal Years Ended May 30, 2021, May 31, 2020, May 26, 2019, and the Three Months ended August 29, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
* The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021

LANDEC CORPORATION

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer

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